File 333181575
Rule 424 b3


AMERICAN DEPOSITARY SHARES
One 1 American Depositary Share
represents
Ten 10 Shares

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK,
OF
EITZEN CHEMICAL ASA
INCORPORATED UNDER THE LAWS
OF NORWAY
The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies i that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above Shares or evidence of the right to receive such Shares, ii that at the date hereof each American Depositary
Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except
as otherwise herein expressly provided, is
entitled upon surrender at the Corporate
Trust Office of the Depositary, New York,
New York of this Receipt duly endorsed
for transfer and upon payment of the
charges as provided on the reverse of this
Receipt and in compliance with applicable
laws or governmental regulations, at
Owners option 1 to delivery at the office
of the agent, nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or evidence
of the right to receive the same or 2 to
have such Deposited Securities forwarded
at his cost and risk to him at the Corporate
Trust Office of the Depositary.  The words
Deposited Securities wherever used in this
Receipt shall mean the Shares deposited
under the agreement created by the
Receipts as hereinafter defined including
such evidence of the right to receive the
same, and any and all other securities, cash
and other property held by the Depositary
in place thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall mean
the name in which this Receipt is registered
upon the books of the Depositary from
time to time.  The Depositarys Corporate
Trust Office is located at a different
address than its principal executive office.
Its Corporate Trust Office is located at 101
Barclay Street, New York, New York
10286, and its principal executive office is
located at One Wall Street, New York,
New York 10286.
1.	RECEIPTS.
	This American Depositary Receipt
this Receipt is one of a continuing issue of
American Depositary Receipts collectively,
the Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be issued
upon the terms and subject to the
conditions herein provided, which shall
govern the continuing arrangement by the
Depositary with respect to initial deposits
as well as the rights of holders and Owners
of Receipts subsequent to such deposits.
	The issuer of the Receipts is deemed
to be the legal entity resulting from the
agreement herein provided for.
	The issuance of Receipts against
deposits generally may be suspended, or
the issuance of Receipts against the deposit
of particular Shares may be withheld, if
such action is deemed necessary or
advisable by the Depositary at any time
and from time to time because of any
requirements of any government or
governmental body or commission or for
any other reason.  The Depositary assumes
no liability with respect to the validity or
worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in the
Borough of Manhattan, The City of New
York, for the registration of Receipts and
transfers of Receipts where the Owners of
the Receipts may, during regular business
hours, inspect the transfer books
maintained by the Depositary that list the
Owners of the Receipts.  The transfer of
this Receipt is registrable on the books of
the Depositary at its Corporate Trust
Office by the holder hereof in person or
by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied by
proper instruments of transfer and funds
sufficient to pay any applicable transfer
taxes, and the fees and expenses of the
Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  Upon such split
or combination not involving a transfer, a
charge will be made as provided herein.
The Depositary may close the transfer
books at any time or from time to time
when deemed expedient by it in
connection with the performance of its
duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any
holder or Owner of Receipts, or any
person presenting securities for deposit
against the issuance of Receipts, from time
to time, to file such proof of citizenship or
residence and to furnish such other
information, by affidavit or otherwise, and
to execute such certificates and other
instruments as may be necessary or proper
to comply with any laws or regulations
relating to the issuance or transfer of
Receipts, the receipt or distribution of
dividends or other property, or the taxation
thereof or of receipts or deposited
securities, and the Depositary may
withhold the issuance or registration of
transfer of any Receipt or payment of such
dividends or delivery of such property
from any holder, Owner or other person,
as the case may be, who shall fail to file
such proofs, certificates or other
instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
	It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this
Receipt, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with
the same effect as in the case of a
negotiable instrument; provided, however,
that prior to the due presentation of this
Receipt for registration of transfer as
above provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall not be liable for
any taxes or governmental or other
assessments or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any and all
of the same, whether such tax, assessment
or charge becomes payable by reason of
any present or future law, statute, charter
provision, bylaw, regulation or otherwise,
shall be payable by the Owner hereof to
the Depositary at any time on request.
Upon the failure of the holder or Owner of
this Receipt to pay any such amount, the
Depositary may sell for account of such
Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt, and
may apply the proceeds in payment of
such obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person presenting Shares for
deposit shall be deemed thereby to
represent and warrant that such Shares and
each certificate, if any, therefor are validly
issued, fully paid and nonassessable, that
such Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such securities and the sale of
American Depositary Shares representing
such Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities and
issuance of Receipts.
	This Receipt is issued subject, and all
rights of the holder or Owner hereof are
expressly subject, to the terms and
conditions set forth on both sides of this
Receipt, all of which form a part of the
agreement evidenced in this Receipt and to
all of which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
	As of the date of the establishment
of the program for issuance of Receipts by
the Depositary, the Depositary believed,
based on limited investigation, that the
issuer of the Deposited Securities either i
furnished the Securities and Exchange
Commission the Commission with certain
public reports and documents required by
foreign law or otherwise or ii published
information in English on its Internet
website at httpwww.eitzenchemical.com or
another electronic information delivery
system generally available to the public in
its primary trading market, in either case in
compliance with Rule 12g32b under the
Securities and Exchange Act of 1934 as in
effect and applicable to that issuer at that
time.  However, the Depositary does not
assume any duty to determine if the issuer
of the Deposited Securities is complying
with the current requirements of Rule
12g32b or to take any action if that issuer
is not complying with those requirements.
	The Depositary shall be under no
obligation to give notice to the holder or
Owner of this Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of the
Deposited Securities, or of any other
matter concerning the affairs of such
issuer, except as herein expressly
provided.  The Depositary undertakes to
make available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports and
communication received from the issuer of
the Deposited Securities that are both i
received by the Depositary as the holder of
the Deposited Securities and ii made
generally available to the holders of the
Deposited Securities by the issuer thereof.
Such reports and communications will be
available in the language in which they
were received by the Depositary from the
issuer of the Deposited Securities, except
to the extent, if any, that the Depositary in
its sole discretion elects to both i translate
into English any of such reports or
communications that were not in English
when received by the Depositary and
ii make such translations, if any, available
for inspection by holders and Owners of
the Receipts.  The Depositary has no
obligation of any kind to translate any of
such reports or communications or to
make such translation, if any, available for
such inspection.
	The Depositary may, in its discretion,
exercise, in any manner, or not exercise,
any and all voting rights that may exist in
respect of the Deposited Securities.  The
Depositary may, but assumes no obligation
to, notify Owners of an upcoming meeting
of holders of Deposited Securities or
solicit instructions from Owners as to the
exercise of any voting rights with respect
to the Deposited Securities. Upon the
written request of the Owner of this
Receipt and payment to it of any expense
involved, the Depositary may, in its sole
discretion, but assumes no obligation to,
exercise any voting rights with respect to
the amount of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt,
the Depositary a shall distribute or
otherwise make available to the Owner
hereof, at a time and in such manner as it
shall determine, any distributions of cash,
Shares or other securities or property other
than subscription or other rights and b may
distribute or otherwise make available to
the Owner hereof, at a time and in such
manner as it shall determine, any
distributions of subscription or other rights,
in each case received with respect to the
amount of Deposited Securities
represented hereby, after deduction, or
upon payment of the fees and expenses of
the Depositary described in Article 13
below, and the withholding of any taxes in
respect thereof; provided, however, that
the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is
exempt from or not subject to the
registration requirements of, the Securities
Act of 1933 or any other applicable law.
If the Depositary is not obligated, under
the preceding sentence, to distribute or
make available a distribution under the
preceding sentence, the Depositary may
sell such Shares, other securities,
subscription or other rights, securities or
other property, and the Depositary shall
distribute the net proceeds of a sale of that
kind to the Owners entitled to them, after
deduction or upon payment of the fees
and expenses of the Depositary described
in Article 13 below and the withholding of
any taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed Shares or
other fractional securities, the Depositary
may, in its discretion, sell the amount of
securities or property equal to the
aggregate of those fractions.  In the case of
subscription or other rights, the Depositary
may, in its discretion, issue warrants for
such subscription or other rights andor
seek instructions from the Owner of this
Receipt as to the disposition to be made of
such subscription or other rights.  If the
Depositary does not distribute or make
available to Owners or sell distributed
subscription or other rights, the Depositary
shall allow those rights to lapse.  Sales of
subscription or other rights, securities or
other property by the Depositary shall be
made at such time and in such manner as
the Depositary may deem advisable.
	If the Depositary shall find in its
opinion that any cash distribution is not
convertible in its entirety or with respect to
the Owners of a portion of the Receipts,
on a reasonable basis into U.S. Dollars
available to it in the City of New York, or
if any required approval or license of any
government or agency for such conversion
is denied or is not obtainable within a
reasonable period, the Depositary may in
its discretion make such conversion and
distribution in U.S. Dollars to the extent
possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto
and shall with respect to any such currency
not converted or convertible either
i distribute such foreign currency to the
holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which case
the Depositary may distribute appropriate
warrants or other instruments evidencing
rights to receive such foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
	Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
offered, with respect to Deposited
Securities, or whenever the Depositary
shall receive notice of any meeting of
Owners of Deposited Securities, or
whenever it is necessary or desirable to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or
the Owners of Receipts who shall be
entitled to receive such dividend,
distribution or rights, or the net proceeds
of the sale thereof, to give instructions for
the exercise of voting rights at any such
meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon i any change in nominal value
or any subdivision, combination or any
other reclassification of the Deposited
Securities, or ii any recapitalization,
reorganization, sale of assets substantially
as an entirety, merger or consolidation
affecting the issuer of the Deposited
Securities or to which it is a party, or iii the
redemption by the issuer of the Deposited
Securities at any time of any or all of such
Deposited Securities provided the same are
subject to redemption, then and in any
such case the Depositary shall have the
right to exchange or surrender such
Deposited Securities and accept and hold
hereunder in lieu thereof  other shares,
securities, cash or property to be issued or
delivered in lieu of or in exchange for, or
distributed or paid with respect to, such
Deposited Securities.  Upon any such
exchange or surrender, the Depositary
shall have the right, in its discretion, to call
for surrender of this Receipt in exchange
upon payment of fees and expenses of the
Depositary for one or more new Receipts
of the same form and tenor as this Receipt,
but describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a date
after which this Receipt shall only entitle
the Owner to receive such new Receipt or
Receipts.  The Depositary shall mail notice
of any redemption of Deposited Securities
to the Owners of Receipts, provided that in
the case of any redemption of less than all
of the Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of Receipts
evidencing those American Depositary
Shares.  The sole right of the Owners of
Receipts evidencing American Depositary
Shares designated for redemption after the
mailing of such notice of redemption shall
be to receive the cash, rights and other
property applicable to the same, upon
surrender to the Depositary and upon
payment of its fees and expenses of the
Receipts evidencing such American
Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
The Depositary shall not incur any liability
to any holder or Owner of this Receipt i if
by reason of any provisions of any present
or future law of the United States of
America, any state thereof, or of any other
country, or of any governmental or
regulatory authority, or by reason of any
provision, present or future, of the charter
or articles of association or similar
governing document of the issuer or of the
Deposited Securities, the Depositary shall
be prevented, delayed or forbidden from
or subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any act or
thing which by the terms hereof it is
provided shall be done or performed, ii by
reason of any nonperformance or delay,
caused as specified in clause i above, in
the performance of any act or thing which
by the terms of this Receipt it is provided
shall or may be done or performed, iii by
reason of any exercise of, or failure to
exercise, any discretion provided for
herein, iv for the inability of any Owner or
holder to benefit from any distribution,
offering, right or other benefit which is
made available to holders of Deposited
Securities but is not made available to
Owners or holders, v for any special,
consequential or punitive damages for any
breach of the terms of this Receipt or vi
arising out of any act of God, terrorism or
war or any other circumstances beyond its
control.
The Depositary shall not be responsible for
any failure to carry out any requests to
vote any Deposited Securities or for the
manner or effect of any vote that is cast
either with or without the request of any
Owner, or for not exercising any right to
vote any Deposited Securities.
The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder
other than agreeing to act without
negligence or bad faith in the performance
of such duties as are specifically set forth
herein.
The Depositary shall be under no
obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts on behalf of Owners or holders
or any other persons.  The Depositary shall
not be liable for any action or nonaction
by it in reliance upon the advice of or
information from legal counsel,
accountants or any other persons believed
by it in good faith to be competent to give
such advice or information.
The Depositary, subject to Article 14
hereof, may itself become the owner of
and deal in securities of any class of the
issuer of the Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER OF
THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing
notice of such termination to the Owners
of all Receipts then outstanding at their
addresses appearing upon the books of the
Depositary, at least thirty days prior to the
date fixed in such notice for termination.
On and after such date of termination the
Owner hereof, upon surrender of this
Receipt at the Corporate Trust Office of
the Depositary, will be entitled to delivery
of the amount of the Deposited Securities
represented hereby upon the same terms
and conditions, and upon payment of a fee
at the rates provided herein with respect to
the surrender of this Receipt for Deposited
Securities and on payment of applicable
taxes and charges.  The Depositary may
convert any dividends received by it in
cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and any
taxes and governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As to
any Receipts not so surrendered within
thirty days after such date of termination
the Depositary shall thereafter have no
obligation with respect to the collection or
disbursement of any subsequent dividends
or any subscriptions or other rights
accruing on the Deposited Securities.
After the expiration of three months from
such date of termination the Depositary
may sell any remaining Deposited
Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such
sale or sales together with any dividends
received prior to such sale or the U.S.
Dollars received on conversion thereof,
unsegregated and without liability for any
interest thereon, for the pro rata benefit of
the Owners of the Receipts that have not
theretofore been surrendered for
cancellation, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, or if no
such sale can be made after the expiration
of one year from such date of termination,
the Depositary shall be discharged from all
obligations whatsoever to the holders and
Owners of the Receipts except to make
distribution of the net proceeds of sale and
of such dividends after deducting all fees,
charges and expenses of the Depositary or
of the Deposited Securities, in case no sale
can be made, upon surrender of the
Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing Shares,
any party transferring or surrendering
Receipts, any party to whom Receipts are
issued including issuance pursuant to a
stock dividend or stock split or an
exchange of stock or distribution pursuant
to Articles 8 or 10 or Owners, as
applicable, i fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other property
received in respect of Deposited Securities,
iii taxes and other governmental charges,
iv registration or custodial fees or charges
relating to the Shares, v cable, telex and
facsimile transmission expenses, vi foreign
currency conversion expenses and fees, vii
depositary servicing fees and viii any other
fees or charges incurred by the Depositary
or its agents in connection with the Receipt
program.  The Depositarys fees and
charges may differ from those of other
depositaries.  The Depositary reserves the
right to modify, reduce or increase its fees
upon thirty 30 days notice to the Owner
hereof.  The Depositary will provide,
without charge, a copy of its latest
schedule of fees and charges to any party
requesting it.
	The Depositary may charge fees for
receiving deposits and issuing Receipts, for
delivering Deposited Securities against
surrendered Receipts, for transfer of
Receipts, for splits or combinations of
Receipts, for distribution of each cash or
other distribution on Deposited Securities,
for sales or exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide, without charge, a
copy of its latest fee schedule to any party
requesting it.
14.	PRERELEASE OF RECEIPTS.
	Notwithstanding any other provision
of this Receipt, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares PreRelease. The
Depositary may deliver Shares upon the
receipt and cancellation of Receipts which
have been PreReleased, whether or not
such cancellation is prior to the termination
of such PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of
a PreRelease.  Each PreRelease will be
a preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, b at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, c terminable by the
Depositary on not more than five 5
business days notice, and d subject to such
further indemnities and credit regulations
as the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a
result of PreReleases will not normally
exceed thirty percent 30 of the Shares
deposited with the Depositary; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.
	The Depositary may retain for its
own account any compensation received
by it in connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any terms of this
Receipt to the contrary, the Depositary will
not exercise any rights it has under this
Receipt to prevent the withdrawal or
delivery of Deposited Securities in a
manner which would violate the United
States securities laws including, but not
limited to, Section 1A1 of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
	This Receipt shall be interpreted and
all rights hereunder and provisions hereof
shall be governed by the laws of the State
of New York.
	All actions and proceedings brought
by any Owner or holder of this Receipt
against the Depositary arising out of or
relating to the Shares or other Deposited
Securities, the American Depositary Shares
or the Receipts, or any transaction
contemplated herein, shall be litigated only
in courts located within the State of New
York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THE
SHARES OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE
RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY.
17.	AMENDMENT OF RECEIPTS.
The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding
Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary
Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.